Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 24, 2012 (the “Closing Date”), Ixia, a California corporation (“Ixia” or the “Company”), completed its acquisition of BreakingPoint Systems, Inc., a Delaware corporation (“BreakingPoint”), pursuant to the terms of an Agreement and Plan of Merger dated as of June 30, 2012 (the “BreakingPoint Merger Agreement”), by and among the Company, BreakingPoint, Camden Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ixia (“Acquisition Subsidiary”), and Desmond P. Wilson III, as the initial representative of the holders of BreakingPoint’s formerly outstanding shares of common and preferred stock. BreakingPoint is a provider of network security test solutions.

At the closing, Ixia paid total cash consideration of approximately $164.1 million, which amount may be subject to a post-closing adjustment based on BreakingPoint’s final net working capital and cash on hand as of the closing date. Ixia used existing cash and investments to fund the consummation of the acquisition. The $164.1 million amount does not include certain transaction costs of BreakingPoint that were paid by Ixia or up to approximately $3.8 million payable to certain pre-acquisition employees of BreakingPoint subject to their continuing employment with BreakingPoint.

Additionally, on June 1, 2012, Ixia, completed its acquisition of Anue Systems, Inc., a Delaware corporation (“Anue”), pursuant to the terms of an Agreement and Plan of Merger dated as of May 4, 2012 (the “Anue Merger Agreement”) by and among Ixia, Anue, Emily Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ixia (“Purchaser”), and Alexander Pepe, as the initial representative of the holders of Anue’s formerly outstanding common stock and options and warrants to purchase common stock. Anue is a provider of network visibility and test solutions. At the closing, Ixia paid total cash consideration of approximately $151.9 million, which amount is subject to a post-closing adjustment based on Anue’s final net working capital and taxes payable as of the closing date. Ixia used existing cash and investments to fund the consummation of the acquisition. See our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on August 16, 2012, for certain financial information related to our acquisition of Anue, including unaudited pro forma financial statements and notes thereto.

The following unaudited pro forma condensed combined financial statements reflect the acquisitions of BreakingPoint and Anue using the acquisition method of accounting. The pro forma adjustments are based upon available information and assumptions that Ixia believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisitions. Final adjustments may differ from the pro forma adjustments presented herein and the differences may be material. The unaudited pro forma condensed combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined companies may incur as such adjustments would be forward-looking.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented as if our acquisition of BreakingPoint had occurred on June 30, 2012. The impact of the Anue acquisition is already reflected in Ixia’s unaudited condensed consolidated balance sheet as of June 30, 2012 included in Ixia’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on August 7, 2012.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 illustrate the effect of the acquisitions of BreakingPoint and Anue as if the transactions had occurred on January 1, 2011.  The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2011 combines the audited combined statements of operations for BreakingPoint, Anue and Ixia for the year ended December 31, 2011.  The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2012 combines the unaudited statement of income of Ixia for the six months ended June 30, 2012, the unaudited statement of operations of BreakingPoint for the six months ended June 30, 2012, and the unaudited results of operations of Anue from January 1, 2012 to June 1, 2012 (i.e., the 2012 period before the effective date of the Anue acquisition). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined financial statements, and such assumptions should be reviewed in their entirety.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (i) the historical audited financial statements and notes thereto of Ixia contained in its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 5, 2012, (ii) the historical unaudited financial statements and notes thereto of Ixia contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on August 7, 2012, (iii) the historical financial statements of Anue and Ixia’s unaudited pro forma financial information and notes thereto which reflect the acquisition of Anue, as included in Ixia’s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on August 16, 2012, and (iv) BreakingPoint’s consolidated financial statements and accompanying notes included in Exhibit 99.1 to this Current Report on Form 8-K/A.

These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results or consolidated financial position of Ixia. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that Ixia may achieve, or any additional expenses that it may incur, with respect to the combined companies.

The acquisitions of BreakingPoint and Anue have been accounted for under the acquisition method of accounting in accordance with U.S. GAAP.

The aggregate consideration of $164.1 million (subject to certain post-closing adjustments) paid to BreakingPoint has been allocated on a preliminary basis to assets acquired and net liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. These allocations reflect preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A.  The preliminary purchase price allocation is subject to adjustment, pending the receipt of certain information, such as the final net working capital computation and the final tax attributes that will be finalized upon the filing of certain pre-acquisition tax returns.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2012
(in thousands)

	Historical
	Ixia	BreakingPoint
	June 30, 2012	June 30, 2012	Pro forma Adjustments		Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$45,396	$9,290	$(31,954)	(A)	$22,732
Short-term investments in marketable securities	96,458	—	(76,296)	(A)	20,162
Accounts receivable, net	71,521	8,559	—		80,080
Inventories	33,153	2,721	—		35,874
Deferred income taxes	—	—	—		—
Prepaid expenses and other current assets	18,819	1,246	—		20,065

Total current assets	265,347	21,816	(108,250)		178,913

Investments in marketable securities	144,924	—	(61,996)	(A)	82,928
Property and equipment, net	27,313	999	—		28,312
Intangible assets, net	111,829	—	65,100	(B)	176,929
Goodwill	156,885	—	98,843	(C)	255,728
Other assets	5,800	—	—		5,800

Total assets	$712,098	$22,815	$(6,303)		$728,610

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,320	$958	$—		$10,278
Accrued expenses	35,208	2,533	—		37,741
Deferred revenues	51,306	7,217	(2,280)	(D)	56,243
Income taxes payable	861	—	—		861

Total current liabilities	96,695	10,708	(2,280)		105,123

Deferred revenues	11,218	2,212	(699)	(D)	12,731
Other liabilities	9,032	—	—		9,032
Convertible senior notes	200,000	—	—		200,000

Total liabilities	316,945	12,920	(2,979)		326,886

Shareholders’ equity:
Preferred stock	—	32,948	(32,948)	(E)	—
Common stock	142,914	9	(9)	(E)	142,914
Additional paid-in capital	154,521	1,687	(1,687)	(E)	154,521
Notes receivable from employee	—	(2,083)	2,083	(E)	—
Retained earnings	95,194	(22,666)	29,237	(E)	101,765
Accumulated other comprehensive income (loss)	2,524	—	—		2,524

Total shareholders’ equity	395,153	9,895	(3,324)		401,724

Total liabilities and shareholders’ equity	$712,098	$22,815	$(6,303)		$728,610

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Year Ended December 31, 2011
(in thousands, except per share data)

	Historical					Historical
	Ixia	Anue				BreakingPoint
	December 31, 2011	December 31, 2011	Pro forma Adjustments		Pro forma Combined	December 31, 2011	Pro forma Adjustments		Pro forma Combined

Revenues:
Products	$249,670	$31,757	$—		$281,427	$26,145	$—		$307,572
Services	58,686	8,754	(1,827)	(L)	65,613	7,372	(1,380)	(F)	71,605
Total revenues	308,356	40,511	(1,827)		347,040	33,517	(1,380)		379,177

Costs and operating expenses:
Cost of revenues - products	56,801	6,358	—		63,159	3,397	—		66,556
Cost of revenues - services	6,520	705	—		7,225	804	—		8,029
Research and development	75,101	8,010	—		83,111	8,123	—		91,234
Sales and marketing	87,011	13,513	—		100,524	17,071	—		117,595
General and administrative	33,648	5,555	—		39,203	1,907	—		41,110
Amortization of intangible assets	15,980	—	15,675	(M)	31,655	—	11,533	(H)	43,188
Acquisition and other related	1,100	—	—		1,100	—	—		1,100
Total costs and operating expenses	276,161	34,141	15,675		325,977	31,302	11,533		368,812

Income (loss) from operations	32,195	6,370	(17,502)		21,063	2,215	(12,913)		10,365
Interest and other income, net	2,059	21	(718)	(N)	1,362	(19)	(775)	(J)	568
Interest expense	(7,200)	—	—		(7,200)	—	—		(7,200)
Income (loss) before income taxes	27,054	6,391	(18,220)		15,225	2,196	(13,688)		3,733
Income tax expense (benefit)	3,279	2,312	(7,088)	(O)	(1,497)	51	(5,325)	(K)	(6,771)
Net Income (loss)	$23,775	$4,079	$(11,132)		$16,722	$2,145	$(8,363)		$10,504

Earnings per share:
Basic	$0.34								$0.15
Diluted	$0.33								$0.15

Weighted average number of common and common equivalent shares outstanding:
Basic	69,231								69,231
Diluted	71,664								71,664

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Six Months Ended June 30, 2012
(in thousands, except per share data)

	Historical					Historical
	Ixia	Anue				BreakingPoint
	June 30, 2012	June 1, 2012	Pro forma Adjustments		Pro forma Combined	June 30, 2012	Pro forma Adjustments		Pro forma Combined

Revenues:
Products	$144,981	$24,128	$—		$169,109	$14,437	$—		$183,546
Services	33,005	5,065	(164)	(L)	37,906	5,001	(341)	(F)	42,566
Total revenues	177,986	29,193	(164)		207,015	19,438	(341)		226,112

Costs and operating expenses:
Cost of revenues - products	29,002	3,891	—		32,893	1,843	—		34,736
Cost of revenues - services	4,860	548	—		5,408	489	—		5,897
Research and development	43,397	5,794	—		49,191	4,671	—		53,862
Sales and marketing	49,163	10,366	—		59,529	8,976	—		68,505
General and administrative	22,606	8,939	—		31,545	1,026	(4,959)	(G)	27,612
Amortization of intangible assets	9,403	—	5,588	(M)	14,991	—	5,467	(H)	20,458
Acquisition and other related	4,164	2,788	—		6,952	—	(6,952)	(I)	—
Total costs and operating expenses	162,595	32,326	5,588		200,509	17,005	(6,444)		211,070

Income (loss) from operations	15,391	(3,133)	(5,752)		6,506	2,433	6,103		15,042
Interest and other income, net	712	10	(320)	(N)	402	8	(409)	(J)	1
Interest expense	(3,600)	—	—		(3,600)	—	—		(3,600)

Income (loss) before income taxes	12,503	(3,123)	(6,072)		3,308	2,441	5,694		11,443
Income tax expense (benefit)	(18,729)	82	(2,362)	(O)	(21,009)	39	2,215	(K)	(18,755)
Net Income (loss)	$31,232	$(3,205)	$(3,710)		$24,317	$2,402	$3,479		$30,198

Earnings per share:
Basic	$0.44								$0.42
Diluted	$0.40								$0.39

Weighted average number of common and common equivalent shares outstanding:
Basic	71,079								71,079
Diluted	83,508								83,508

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

IXIA
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1.	Background and Basis of Pro Forma Presentation

On August 24, 2012, we completed our acquisition of all of the outstanding shares of common stock of BreakingPoint Systems, Inc. (“BreakingPoint”).  BreakingPoint is a leader in security testing, and its solutions provide global visibility into emerging threats and applications, along with advance insight into the resiliency of an organization’s information technology infrastructure under operationally relevant conditions and malicious attacks. With this acquisition, we have expanded our addressable market, broadened our product portfolio and grown our customer base. In addition, we expect to leverage BreakingPoint’s existing sales channels and assembled workforce, including its experienced product development and sales teams.  These factors, among others, contributed to a purchase price in excess of the estimated fair value of BreakingPoint’s net identifiable assets acquired (see summary of net assets below), and, as a result, we have recorded goodwill in connection with this transaction.

On June 1, 2012, we completed our acquisition of all of the outstanding shares of common stock of Anue Systems, Inc. (“Anue”). Anue provides solutions to monitor and test complicated networks, including Anue’s Net Tool Optimizer solution that efficiently aggregates and filters network traffic to help optimize network monitoring tool usage.  With this acquisition, we have expanded our addressable market, broadened our product portfolio and grown our customer base. In addition, we expect to leverage Anue’s existing sales channels and assembled workforce, including its experienced development team. These factors, among others, contributed to a purchase price in excess of the estimated fair value of Anue’s net identifiable assets acquired and, as a result, we have recorded goodwill in connection with this transaction.

The unaudited pro forma condensed combined financial information was prepared based on the historical financial statements of (i) Ixia as filed by Ixia in its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 5, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on August 7, 2012, (ii) BreakingPoint, as included in Exhibit 99.1 to this Current Report on Form 8-K/A, and (iii) Anue, as included in Exhibit 99.1 to our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on August 16, 2012.

The unaudited pro forma condensed combined statements of operations include certain income statement reclassifications from the historical BreakingPoint financial statements included in Exhibit 99.1 to (i) separately present product and services revenues, (ii) separately present product and service cost of revenues, and (iii) separately present acquisition and other related costs. Such reclassifications have been made to conform to Ixia's presentation.

Our acquisitions of BreakingPoint and Anue have been accounted for under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and using the fair value guidance under GAAP. The acquisition method of accounting requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires the application of the fair value guidance. The fair value guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value guidance also requires that the fair value measurements reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Acquisition and other related transaction and integration costs (e.g., success-based banking fees, professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred consideration, consulting fees, required regulatory costs, certain employee, facility and infrastructure transition costs, and other related expenses) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.

2.	Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed as if the BreakingPoint acquisition occurred as of June 30, 2012 (in thousands):

Cash and cash equivalents	$9,290
Accounts receivable	8,559
Inventories	2,721
Prepaid and other assets	1,246
Fixed assets, net	999
Identifiable intangible assets	65,100
Goodwill	98,843
Total assets acquired	186,758
Accounts payable, accrued expenses and other liabilities	(3,491)
Deferred revenues	(6,450)
Deferred tax liability, net	(12,728)
Net assets acquired	$164,089

The preliminary purchase price allocation is pending the receipt of certain information, such as the final net working capital computation and the final tax attributes that will be determined upon the filing of certain pre-acquisition tax returns.

The identifiable intangible assets of $65.1 million consist of $21.7 million of acquired technology, $20.9 million of customer relationships, $16.8 million of service agreements, $2.9 million for the trade name, $2.2 million related to non-compete agreements and $600,000 of other identifiable intangible assets. The fair values of the identifiable intangible assets have been estimated using the income approach. These intangible assets will be amortized using a straight-line method over their expected useful lives ranging from two weeks to six years.  The goodwill recorded in connection with this transaction is not deductible for U.S. income tax purposes.

The allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed relating to the acquisition of Anue is included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on August 7, 2012.

3.	Pro forma financial statement adjustments

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is presented as if our acquisition of BreakingPoint had occurred on June 30, 2012. The impact of the Anue acquisition is already reflected in Ixia’s unaudited condensed consolidated balance sheet as of June 30, 2012 included in Ixia’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on August 7, 2012.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 illustrate the effect of the acquisitions of BreakingPoint and Anue as if the transactions had occurred on January 1, 2011.  The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2011 combines the audited statements of operations for BreakingPoint, Anue and Ixia for the year ended December 31, 2011.  The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2012 combines the unaudited statement of operations of Ixia for the six months ended June 30, 2012, the unaudited statement of operations of BreakingPoint for the six months ended June 30, 2012, and the unaudited results of operations of Anue from January 1, 2012 to June 1, 2012 (i.e., the 2012 period before the effective date of the Anue acquisition).

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined financial statements, and such assumptions should be reviewed in their entirety.

The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:

Adjustments relating to the acquisition of BreakingPoint

(A)
To reflect the $164.1 million of consideration paid by Ixia from cash and cash equivalents and short- and long-term investments, in connection with the acquisition of BreakingPoint and $6.2 million for acquisition-related transaction costs incurred by Ixia and BreakingPoint subsequent to June 30, 2012.

(B)	To record the preliminary estimate of intangible assets for our acquisition of BreakingPoint of $65.1 million.

(C)	To record the preliminary estimate of goodwill for our acquisition of BreakingPoint of $98.8 million.

(D)	To adjust BreakingPoint's deferred revenue to the estimated fair value of $6.5 million.

(E)
To eliminate BreakingPoint’s historical stockholders’ equity, the $6.2 million of non-recurring acquisition-related transaction costs incurred by Ixia and BreakingPoint subsequent to June 30, 2012 and the $12.7 million partial release of Ixia’s valuation allowance as a result of the recognition of the $12.7 million deferred tax liability as part of the BreakingPoint acquisition.

(F)	To reflect the resulting decrease in services revenue as part of the fair value adjustment to the deferred revenue balances. See Note (D).

(G)	To eliminate accelerated stock-based compensation charges incurred by Anue as a direct result of the acquisition.

(H)	To record the amortization of the preliminary fair value of BreakingPoint’s intangible assets as follows:

(Dollars in thousands)	Intangible Asset	Estimated Useful Life (years)	Pro forma amortization for the year ended December 31, 2011	Pro forma amortization for the six months ended June 30, 2012

Existing Technology	$21,700	6.0	$3,617	$1,808
Customer Relationships	20,900	6.0	3,483	1,742
Service Agreements	16,800	6.0	2,800	1,400
Trade Names	2,900	6.0	483	242
Non-Compete	2,200	4.0	550	275
Order Backlog	600	0.04	600	—
	$65,100		$11,533	$5,467

(I)	To eliminate transaction costs included in historical results related to the Anue and BreakingPoint acquisitions.

(J)
To record the estimated decrease in interest income computed at the average yield of 0.5% for the year ended December 31, 2011 and the six months ended June 30, 2012, due to the reduction in cash and investments used for the acquisition.

(K)	To record the tax effect of the pro forma adjustments (F), (G), (H), (I) and (J) calculated at the statutory rate of 38.9%.

Adjustments relating to the acquisition of Anue

(L)	To reflect the resulting decrease in services revenue as part of the fair value adjustment to Anue’s deferred revenue balances.

(M)	To record the amortization of the preliminary fair value of Anue’s intangible assets as follows:

(Dollars in thousands)	Intangible Asset	Estimated Useful Life (years)	Pro forma amortization for the year ended December 31, 2011	Pro forma amortization for the period from January 1, 2012 through June 1, 2012

Existing Technology	$45,000	5.0	$9,000	$3,775
Customer Relationships	21,900	6.0	3,650	1,531
Trade Names	4,000	5.0	800	336
Non-Compete	2,100	4.0	525	220
Order Backlog	1,700	0.5	1,700	—
	$74,700		15,675	5,862

Less:
Amortization reflected in Ixia’s unaudited statement of operations for the six months ended June 30, 2012 related to the recorded amortization of the Order Backlog intangible (fully amortized based on the pro forma acquisition effective date of January 1, 2011)			—	(274)
Pro forma adjustment			$15,675	$5,588

(N)
To record the estimated decrease in interest income computed at the average yield of 0.5% for the year ended December 31, 2011 and the period from January 1, 2012 through June 1, 2012, due to the reduction in cash and investments used for the acquisition.

(O)	To record the tax effect of the pro forma adjustments (L), (M) and (N) calculated at the statutory rate of 38.9%.